Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-286190) on Form S-8 and the registration statement (No. 333-292562) on Form F-3 of our report dated June 29, 2026, with respect to the consolidated financial statements of Coincheck Group N.V.

/s/ KPMG AZSA LLC

Tokyo, Japan
June 29, 2026